UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 4, 2011
BioCryst Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703 (Address of Principal Executive Offices) (Zip Code)
(Registrant’s telephone number, including area code): (919) 859-1302
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Robert S. Lowrey has joined BioCryst Pharmaceuticals, Inc. (the “Company”) to serve as Controller and Principal Accounting Officer effective February 18, 2011.
Mr. Lowrey, age 50, served as Assistant Vice President, Finance at Dex One Corporation, a publicly held marketing solutions company, from February 2010 through December 2010. Mr. Lowrey had previously served as Assistant Vice President/Assistant Controller, from January 2007 until February 2010, and as Director, External Reporting, from October 2003 until January 2007, at Dex One Corporation. Mr. Lowrey is a certified public accountant and previously served as an auditor with an international accounting firm for six years.
Mr. Lowrey will be eligible to participate in the Company’s compensation and benefit programs.
There are no family relationships between Mr. Lowrey and any director or executive officer of the Company.
J. Michael Mills, who has served as the Company’s Controller since January 2005 and as the Company’s Principal Accounting Officer since December 2008, previously tendered his resignation from employment with the Company, effective February 18, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioCryst Pharmaceuticals, Inc.
By:	/s/ Alane Barnes
	Name:	Alane Barnes
	Title:	General Counsel, Corporate Secretary
Date: February 10, 2011